EXHIBIT 10.26

                           HOLLYWOOD PRODUCTIONS, INC.

                             SUBSCRIPTION AGREEMENT

     BY ACCEPTING DELIVERY OF THIS MEMORANDUM, THE RECIPIENT AGREES TO KEEP THE CONTENTS HEREOF, AND ANY INFORMATION OBTAINED BY SUCH PERSON IN CONNECTION HEREWITH, IN THE STRICTEST CONFIDENCE.

     THE SHARES OFFERED HEREBY WILL BE ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS  OFFERING  IS  BEING  MADE IN  RELIANCE  UPON THE  AVAILABILITY  OF AN
EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE AACT@) BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH THE PROVISIONS OF SECTIONS 4(2) AND 4(6) THEREOF AND RULE 506 ADOPTED BY THE SECURITIES AND EXCHANGE COMMISSION (THE ACOMMISSION@) THEREUNDER. THE SHARES HAVE NEITHER BEEN REGISTERED WITH, NOR APPROVED OR DISAPPROVED BY, THE
COMMISSION OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND NEITHER THE COMMISSION NOR ANY SUCH STATE AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL MEMORANDUM, AND IT IS NOT INTENDED THAT ANY OF THEM WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK AND ONLY PERSONS WHO ARE ABLE TO BEAR THE FINANCIAL RISK OF A COMPLETE LOSS OF THEIR INVESTMENT SHOULD CONSIDER PURCHASING THE SHARES. RISKS INCLUDE, AMONG OTHERS, THAT THERE IS A LIMITED MARKET FOR THE SECURITIES OF THE COMPANY, THOUGH NO ASSURANCES CAN BE GIVEN THAT THERE WILL BE ANY MARKET FOR THE COMPANY'S SECURITIES IN THE FUTURE OR FOR ANY PERIOD OF TIME.

     THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT ARE NOT TO BE CONSTRUED AS TAX, LEGAL, INVESTMENT, OR OTHER ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT, OR TAX OR BUSINESS ADVISOR AS TO TAX, LEGAL, AND RELATED MATTERS CONCERNING THIS INVESTMENT.

     SALES OF THE SHARES CAN BE CONSUMMATED ONLY BY ACCEPTANCE BY THE COMPANY OF OFFERS TO PURCHASE SUCH SECURITIES WHICH ARE TENDERED TO THE COMPANY BY PROSPECTIVE INVESTORS. NO SOLICITATION OF ANY SUCH OFFER (INCLUDING ANY SOLICITATION WHICH MAY BE CONSTRUED AS AN AOFFER@ UNDER FEDERAL AND/OR STATE SECURITIES LAWS) TO SUCH PROSPECTIVE INVESTORS IS AUTHORIZED WITHOUT THE PRIOR APPROVAL BY THE COMPANY. THE COMPANY RESERVES THE RIGHT TO REVOKE THE OFFER MADE HEREBY AND TO REJECT ANY OFFER TO PURCHASE THE SHARES BY ANY PROSPECTIVE INVESTOR, IN WHOLE OR IN PART.

                           HOLLYWOOD PRODUCTIONS, INC.

                             SUBSCRIPTION AGREEMENT


                                                             February  ___, 1998


Ladies/Gentlemen:

         The following sets forth the terms and conditions of an offering (the AOffering@) by the Company to purchase an aggregate of 300,000 shares (the AShares@) of Common Stock, par value $.001 per share (the ACommon Stock@) of Hollywood Productions, Inc., a Delaware corporation (the ACompany@), at a purchase price of $0.65 per Share. The Offering is being made by the Company on its own behalf by its Officers and Directors.

         1.       Subscription: the Offering.

     (a) By your signature hereto, you hereby subscribe for and agree to purchase ________ Share(s) at a purchase price of $0.65 per Share for an aggregate purchase price of $_______, subject to the terms and conditions set forth in this AAgreement.@ The list of subscribers to this Offering is listed in Paragraph 7. -

     (b) The Shares purchased hereunder are part of a plan to infuse capital into the Company to be used for general working capital.

     (c) The Shares purchased shall be delivered against the receipt of payment therefor, in the form of cash, certified check, or electronic wire of funds delivered to Hollywood Productions, Inc.

     (d) This Offering is comprised of up to an aggregate of 300,000 shares of Common Stock for an aggregate purchase price of $195,000. Prior to this Offering, there were 2,022,500 shares of Common Stock outstanding after giving effect to the 1 for 3 reverse split -effected on February 5, 1998. All references to share and per share information takes into account the 3 for 1 reverse split.

     (e) Within 90 days of the Closing, the Company shall use its best efforts to file a registration statement with the Securities and Exchange Commission (the ASEC@) with respect to the shares being purchased herein, and the Company shall use its best efforts to have such registration statement declared effective by the SEC and the appropriate state securities agencies.

     2. Conditions. It is understood and agreed that this subscription is made subject to the following conditions:

     (a) The Company shall have the right to accept or reject this subscription in whole or in part. Unless this subscription is accepted in whole or in part or rejected by the Company within 30 days from the receipt hereof by the Company, the subscription shall be deemed rejected in whole.

     (b) In the event a subscription is not accepted in whole or in part by the Company, the full or ratable amount, as the case may be, of any subscription payment received will be promptly refunded to the subscriber without deduction therefrom or interest thereon.

     (c) In the event this subscription is accepted, the Company shall deliver to you, against payment therefor, the number of Shares purchased, along with a fully executed copy of this Agreement.

     (d) In the event there are any breaches of this Agreement or you fail to comply with any of the representations and warranties stated in Paragraph 4 of this Agreement, you hereby agree, at the sole request of the Company, to rescind this subscription and return any and all Shares issued upon the return of the subscription amount paid.

     3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, you as follows:

     (a) The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry out the business in which it is engaged.

     (b) The Company has authorized capital stock of 20,000,000 shares of Common Stock of which 2,022,500 post-reverse split shares are outstanding prior to this Offering.

     (c) The Company has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement, and to issue, sell, and deliver the Shares being sold pursuant to this Agreement. This Agreement has been duly authorized by the Company, and (subject, with respect to enforceability, to the provisions of bankruptcy and similar laws) when executed and delivered by the Company, will constitute the legal, valid, and binding obligation of the Company, enforceable as to the Company in accordance with its terms. The Shares have been duly authorized by the Company and (subject, with respect to enforceability, to the provisions of bankruptcy and similar laws) will be duly and validly issued, fully paid, and non-assessable.

     (d) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with any federal, state, local, or other governmental authority or any court or any other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement or the execution, issuance, sale, or delivery of the Shares.

     (e) No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery, or performance by the Company of this Agreement, or the execution, issuance, sale, or delivery of the Shares or the Shares underlying same.

     (f) The execution, delivery, and performance of this Agreement will not violate, result in a breach of or conflict with (with or without the giving of notice or the passage of time or both), or entitle any party to terminate or cause a default under any contract, agreement, instrument, lease, license, arrangement, or understanding or violate or result in a breach of any term of the Certificate of Incorporation or By-Laws of, or conflict with any law, rule, regulation, order, judgment, or decree binding upon the Company or to which any of its operations, businesses, properties, or assets are subject.

     4. Representations and Warranties of the Subscriber. You hereby represent and warrant to and agree with the Company as follows:

     (a) You are an AAccredited Investor@ as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the ASecurities Act@). Specifically you are (check appropriate items(s)):

     ____(i) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the AExchange Act@); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     _____(ii) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     _____(iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts, or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     _____(iv)  A  Director  or  executive   Officer  of  the  Company   (circle
appropriate item);

     _____(v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

     _____(vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     _____(vii) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

     _____(viii) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualified as an accredited investor.)


     (b) If you are a natural person, you are: a bona fide resident of the state/country of ___________/____________ contained in your address set forth on the signature page of this Agreement as your home address; at least 21 years of age; and legally competent to execute this Agreement. If an entity, you are duly authorized to execute this Agreement and this Agreement, when executed and delivered by you, will constitute your legal, valid, and binding obligation enforceable against you in accordance with its terms.

     (c) You have received, read carefully, and are familiar with this Agreement, and respecting the Company, its business, plans, and financial condition, the terms of the Offering and any other matters relating to the Offering. You have reviewed all materials which have been requested by you, and the Company has answered all inquiries that you or your representatives have put to it. You have had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and you have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

     (d) You or your purchaser representative have such knowledge and experience in finance, securities, investments, and other business matters so as to be able to protect your interests in connection with this transaction, and your investment in the Company hereunder is not material when compared to your total financial capacity.

     (e) You understand the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including the Common Stock, though there can be no assurances that a more liquid market will develop or that any market which may develop will be maintained for any period of time. You may find it impossible to liquidate your investment at a time when it may be desirable to do so, or at any other time.

     (g) You have been advised by the Company that the Shares have not been registered under the Securities Act, that the Shares will be issued on the basis of the statutory exemption provided by Sections 4(2) and 4(6) of the Securities Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on, or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by you in this Agreement. You acknowledge that you have been informed by the Company of, or are otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, you agree that no sale, assignment, or transfer of the Shares shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment, or transfer, unless (i) the sale, assignment, or transfer of the Shares is registered under the Securities Act, it being understood that the Shares are not currently registered for sale and that the Company has no obligation or intention to so register the Shares except as contemplated herein; or (ii) the Shares are sold, assigned, or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Shares; or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. You acknowledge that the Shares shall be subject to a stop transfer order and the certificate or certificates evidencing any Shares shall bear the following or substantially similar legends and such other legends as may be required by state blue sky laws:

     AThese securities have not been registered under the Securities Act of 1933, as amended (the AAct@). Such securities may not be sold or offered for sale, transferred, hypothecated, or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion reasonably acceptable to the Company of counsel reasonably acceptable to the Company that an exemption from registration for such sale, offer, transfer, hypothecation, or other assignment is available under such Act.@

     (h) You will acquire the Shares for your own account (or for the joint account of you and your spouse either in joint tenancy, tenancy by the entirety, or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that you have no present intention of distribution or selling to others any of such interest or granting any participation therein, except as provided for herein.

     (i) It never has been represented, guaranteed, or warranted by any broker, the Company, any of the Officers, Directors, shareholders, employees, or agents of either, or any other persons, whether expressly or by implication, that:

     (1) the Company or you will realize any given percentage of profits and/or amount or type of consideration, profit, or loss as a result of the Company's activities or your investment in the Company; or

     (2) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the Company's activities.

     (j) You understand that the net proceeds from all subscriptions paid and accepted pursuant to the Offering, after deduction for expenses of the Offering, will be used as general working capital for the Company.

     (k) You hereby acknowledge receipt of the Company's Form 10-KSB annual report for the year ended December 31, 1996 and quarterly report of Form 10-QSB for the nine months ended September 30, 1997.

     (l) Without limiting any of your other representations and warranties hereunder, you acknowledge that you have reviewed and are aware of the following recent developments of the Company:

     (i) Simultaneously with the closing of the Company=s initial public offering in September 1996 [comprising 800,000 shares of its Common Stock and 1,600,000 of its Warrants offered at $5.00 per share and $.25 per Warrant, respectively, through Euro-Atlantic Securities, Inc. (AEuro-Atlantic@) and 1,400,000 shares and 2,000,000 warrants registered for resale by European Ventures Corp. (AEVC@), the majority stockholder of the Company], the Company acquired (the AAcquisition@) all of the capital stock of Breaking Waves, Inc., a New York corporation (ABreaking Waves@), pursuant to a stock purchase agreement dated May 31, 1996. The Company received net proceeds of $3,813,294 from the offering. Same were apportioned as follows: (i) $1,700,000 was used as security for the issuance of a letter of credit to replace the personal guarantees provided to Nationsbank; (ii) $50,000 was paid to Daniel Stone pursuant to his consulting agreement; (iii) a $100,000 capital contribution to Breaking Waves was made pursuant to the acquisition thereof; and (iv) $1,963,294 was used for the Company's working capital needs.

     Pursuant to the terms of the Acquisition, on the closing date of the Acquisition, Breaking Waves performed a recapitalization and exchange of all of its common stock for new common stock and for a series of Preferred Stock, whereby for each share of Breaking Wave's common stock exchanged the holder received one share of new common stock and 28 shares of the Series A Preferred Stock (ASeries A Stock@). In connection therewith Breaking Waves amended its certificate of incorporation to authorize 5,600 shares of Preferred Stock, par value $.01 per share, designated as the ASeries A Preferred Stock.@ The shares of the have the right to redemption, whereby, on each of January 1, 1997 and 1998, Breaking Waves shall redeem one half of the outstanding shares of the , at a redemption price of $100.00 per share on a pro rata basis, from legally available funds. The shall have no dividend, conversion or voting rights, but shall have a preference on liquidation equal to $100 per share. The shares of issued to the stockholders of Breaking Waves do not affect the Company's rights to control, own, or operate Breaking Waves, except that Breaking Waves will not be able to issue dividends or other distributions to the Company until all the shares of the are redeemed. In January 1997, 2,800 shares of the Series A Stock were redeemed by the Company. In January 1998, the remaining 2,800

     Pursuant to the terms of the Agreement, the Company replaced the personal guarantees of the prior stockholders of Breaking Waves issued to Nationsbank, in accordance with the Company's line of credit. The Company replaced the guarantees with letters of credit secured by bank deposits. The Company contributed $100,000 of the proceeds to the capital of Breaking Waves and simultaneously therewith, Breaking Waves repaid loans made by Daniel Stone and Susan Stone in the aggregate amount of $100,000. Immediately preceding the consummation of the Acquisition, Breaking Waves distributed to its stockholders an amount equal to 45% of the net income before taxes of Breaking Waves for the period from January 1, 1996 to the closing date, in order to pay taxes owed by such stockholders due to Breaking Waves being a subchapter S corporation.

     Breaking Waves designs, manufactures, and distributes a line of private labels including ABreaking Waves,@ AAll Waves,@ AMaking Waves,@ ASmall Waves@ and AHuk-A-Poo@ and a line of a brand name label called ADaffy Waterwear,@ girls swimwear and accessory items. The Daffy Waterwear label is used pursuant to a licensing agreement between the Company and Beach Patrol, Inc. The Company sells its swimwear and accessory items through its showroom sales staff and through independent sales representatives. The Company's customers include the Dillard and Federated department store groups as well as Kids R Us, Sears, Wal-Mart, T.J. Maxx and Marshalls.

     (ii) In March 1996, the Company entered into a property acquisition agreement (the APurchase Agreement@) and a co-production agreement (the AProduction Agreement@) with Rogue Features, Inc., an unaffiliated entity, to acquire the rights to and co-produce a motion picture of the screenplay entitled ADirty Laundry@ (the AMotion Picture@). In April 1996, the Company formed D.L. Productions, Inc., a New York corporation, as a wholly-owned subsidiary, for the purpose of producing and arranging for the distribution of Dirty Laundry. In addition, the Company and Rogue entered into a right of first refusal agreement with respect to the two next products of Rogue and/or its principals.

     Pursuant to the Purchase Agreement, all rights to the screenplay and the Motion Picture are held by the Company, and Rogue held the right to direct the Motion Picture and to hold 25% of the profits of the Motion Picture as described in the Production Agreement. Rogue retained the right to produce a live comedy or musical after five years of the Motion Picture's release or upon the earlier approval of the Company. In addition, Michael Normand, a principal of Rogue, retained the right to produce a novel of the Motion Picture as long as the Company agrees to its compensation. The Production Agreement provided for the principals of Rogue to direct and retain creative control of the production of the film, with the Company retaining final approval.

     Pursuant to the terms of the Purchase Agreement and Production Agreement, the Company financed all but $100,000 of the Motion Picture, this amount which was invested by the co-producer for the production of the Motion Picture. Pursuant to such agreements as well as the terms of the participation agreements entered into with the two stars of the Motion Picture, each of Jay Thomas and Tess Harper shall have the right to receive $50,000 against a 5% participation fee from the first revenues received by the Company. This $100,000 will be paid out of the first proceeds received from the distribution of the Motion Picture by the Company. Thereafter, the Company and the co-producer shall have the right to all subsequent revenues, pro rata, until their initial investment is repaid.

     The next proceeds received by the Company after the talent had been paid $50,000 each and the co-producers have each received their investment back, shall be distributed as follows: (i) 5% of revenues to each of the stars up to a maximum of $250,000, at which time their distribution decreases to 2% thereafter; (ii) the Company and the co-producer shall each receive 25% and 35%, respectively, of each parties investment, from revenues generated, as payment of an investment premium for their financing of the Motion Picture; and (iii) all revenues in excess of (i) and (ii) shall be first used to repay any distribution costs incurred and then distributed 2% to each of the two stars with the remainder to the Company and the co-producer at the rate of 75% and 25%, respectively.

     The filming of the Motion Picture commenced in May 1996 and took approximately five weeks to complete. After completion of filming, the Company undertook the process of editing and adding sound, special effects, and music, which took an additional 20 weeks. Upon completion of the Motion Picture, the Company made arrangements for private showings of the Motion Picture in order to obtain both a foreign and domestic distributor for the film. The Company has entered into a licensing agreement with Trident Licensing, Inc. for the foreign distribution of the Motion Picture. As a result of the private showings of the Motion Picture by the Company, the Company is currently involved in negotiations with several entities who have expressed an interest in obtaining domestic distribution rights in the Motion Picture, though no agreements or arrangements have been entered into at this juncture.

     The Motion Picture is a romantic comedy which was shot in the New York tri-state area, stars Jay Thomas as Joey Green, a dry cleaner going through a mid-life crisis and Tess Harper as his wife, Beth, of 15 years, who is a sex advice columnist for a woman's magazine. Mr. Thomas has most recently co-starred in the motion picture AMr. Holland's Opus@ and is known for his television work in ALove & War,@ ACheers,@ AMurphy Brown,@ and AMork & Mindy.@ Ms. Harper earned a Golden Globe nomination for her performance in the film ATender Mercies@ and an Oscar nomination for her role in the film ACrimes of the Heart.@ Joey owns a dry cleaning business which is doing poorly and is convinced that he is aging prematurely. Due to their lack of intimacy, Beth tells Joey to seek counseling, which he does unbeknownst to Beth, who herself has become attracted to her chiropractor. Throughout the Motion Picture, there are a variety of bizarre mishaps which occur causing the couple to fall back in love with one another

     (iii) Effective February 5, 1998, the Company effected a reverse split, 1 for 3, of all of its outstanding shares of Common Stock. As a result of same, prior to consummation of this Offering, the Company had 2,022,500 shares of Common Stock outstanding.

     5. Risk Factors

     The Shares offered hereby are speculative and involve a high degree of risk. In addition to the other information contained in this Agreement, the following factors should be carefully considered before purchasing the securities offered by this Agreement. The purchase of the Shares or the Shares underlying same should not be considered by anyone who cannot afford the risk of loss of his entire investment.

     Risks Associated with the Motion Picture Industry

     (a) No Significant Operating History; Limited Experience of Management. Prior to the Company=s acquisition of the rights to the Motion Picture and the commencement of the production of same, the Company had limited operations, consisting primarily of its formation and the acquisition of Breaking Waves. None of the Company=s Officers had any experience, prior to producing the Motion Picture, in assessing the potential of a screenplay, producing a motion picture, or in distributing and marketing a motion picture. Management=s lack of experience may adversely affect the operations of the Company, and ultimately, the value of an investment in the Company. In addition, the likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a business with a limited operating history and the competitive environment in which the Company operates. Further, there can be no assurances that the Company=s management will be able to implement its business plan successfully or that unanticipated expenses, problems, or difficulties will not result in increased costs or material delays in the implementation or the ability to implement such plan. As of June 30, 1997, the Company had an accumulated deficit of $403,141 which could adversely affect the Company=s ability to conduct its operations.

     (b) No Guarantee of Return of Initial Investment; No Assurances of the Receipt of Revenues; Need for Additional Capital. The Purchase Agreement and Production Agreement provide that the Company and the co-producer shall have the right to recover 100% of their investment with respect to the production costs of the Motion Picture from revenues, if any, from the release, distribution and exploitation of the Motion Picture, after the payment of $50,000 to each of Jay Thomas and Tess Harper pursuant to their participation agreements. Additional proceeds received, if any, by the Company after Mr. Thomas and Ms. Harper have each been paid $50,000 and the co-producers have each received their investment back, shall be distributed as follows: (i) 5% of revenues to each of Jay Thomas and Tess Harper up to a maximum of $250,000 each, (inclusive of the $50,000 initial payment) at which time their distribution decreases to 2% each of revenues thereafter; (ii) the Company and the co-producer shall each receive 25% and 35%, respectively, of their investment, from revenues generated, as payment of an investment premium for their financing of the Motion Picture and (iii) all revenues in excess of (i) and (ii) shall be first used to repay any distribution costs incurred and then distributed 2% to each of the two stars with the remainder to the Company and the co-producer at the rate of 75% and 25%, respectively. The distribution of proceeds received by the Company from the distribution of future films most likely will be different than the distribution of Dirty Laundry.

     The production release of a motion picture is subject to numerous uncertainties, and there can be no assurance that the Company=s strategy will be successful, that its release schedule will be met, or that it will achieve its financial goals. There can be no assurance that any revenues will be realized from the distribution of a motion picture; therefore, there can be no assurances that an investment in the production of a motion picture will be repaid. Even in the event revenues are generated from the distribution of a film, there can be no assurances that the Company will receive any of such revenues, due to revenue sharing rights of artists and creative personnel in addition to arrangements with other investors. In addition, in the event that the Company receives revenues from the distribution of a film, there can be no assurances that such revenues will be sufficient to return to the Company the full amount of its investment in the Motion Picture or that future motion pictures acquired, produced, and released by the Company will earn sufficient revenues to repay any investment or cost incurred in their production and distribution. Though aggregate film industry revenues from all markets are substantial, the costs of producing films is also substantial. In addition, revenue sharing rights of creative and artistic personnel may reduce revenues available for the repayment of the costs of financing the films. The combination of these and other factors has caused a large portion of films produced to be unprofitable. Therefore, revenues from the exploitation of the Motion Picture and future motion pictures does not guarantee the Company will receive repayment of its investment made in the production of the film or the repayment of other expenses incurred in its distribution or that the Company will profit from such distribution.

     The Company estimates that between 36 and 52 weeks will elapse between the commencement of expenditures by the Company in the acquisition of a screenplay, the production of a motion picture, and the release of a motion picture. Additionally, it is anticipated that no revenues will be received from the exploitation of such film for an additional period of between 16 weeks and 36 weeks thereafter, if at all, due to industry payment and accounting schedules. Therefore, the Company may not have the capital needed, at times, for production or distribution costs of additional films due to the delay in the receipt of revenues from its prior investments.

     (c) High Costs of Motion Picture Production; Likelihood of Going Over Budget. The Company anticipates that the motion pictures it produces will cost between $1,000,000 and $3,000,000 depending on the film. The likelihood of the success of each film and the Company=s ability to stay on budget and on schedule for each film must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the production of a motion picture. Due to unforeseen problems and delays including illness, weather, technical difficulty, and human error, most films go over budget. In addition, management=s lack of experience in this industry, the limited operating history and capital of the Company, and the competitive environment in which the Company operates may cause increased expenses due to mistakes and delays in the production of the films.

     (d) Inability to Obtain Distribution of the Films; Consumer Preferences. The success of a film in theatrical distribution, television, home video, and other ancillary markets is dependent upon public taste which is unpredictable and susceptible to change. The theatrical success of a film may also be significantly affected by the number and popularity of other films then being distributed. Accordingly, it is impossible for anyone to predict accurately the success of any film at the time it enters production. The production of a motion picture requires the expenditure of funds based largely on a pre-production evaluation of the commercial potential of the proposed project.

     There is intense competition within the film industry for exhibition time at theaters, as well as for distribution in other media, and for the attention of the movie-going public and other viewing audiences. Competition for distribution in other media is as intense as competition for theatrical distribution, and not all films are licensed in other media. There are numerous production companies and numerous motion pictures produced, all of which are seeking full distribution and exploitation. Despite the large number of films produced, only a small number of films receive widespread consumer acceptance and thereby account for a large percentage of total box office receipts.

     (e) Labor Disputes in Film Industry. Most screenwriters, performers, directors, and technical personnel who will be involved in the films are members of guilds or unions which bargain collectively with producers on an industry-wide basis from time to time. Any work stoppages or other labor difficulties could delay the production of the films, resulting in increased production costs and delayed and decreased returns on investments.

     (f) Competition in Film Industry. The Company will be in competition with other companies which produce, distribute, exploit, and finance films, some of which have substantial financial and personnel resources, which are greater and more extensive than the Company=s. These companies include the major film studios, including Disney, Universal, MGM, and Sony as well as the television networks. There is substantial competition in the industry for a limited number of producers, directors, actors, and properties which are able to attract major distribution in all media and all markets throughout the world.

Risks Associated with the Company=s Swimwear Business

     (g) Change in Management; Lack of Experience of Management. Upon consummation of the Acquisition, the management of Breaking Waves was replaced by the Company. None of the Company=s Officers has any experience in operating the type of business presently operated by Breaking Waves. The likelihood of the success of Breaking Waves must be considered in light of the limited experience of its management, especially with respect to such a limited product line and market, as well as problems, expenses, difficulties, complications, and delays which may be encountered due to management=s inexperience and the seasonality and competitive nature of the Company=s business. There can be no assurances that Breaking Waves will operate successfully under its new management and ownership or that the Company will be profitable.

     (h) Cyclical Apparel Industry; Dependence on Single Product Line. The apparel industry is a cyclical industry, with consumer purchases of swimwear and accessory items and related goods tending to decline during recessionary periods when disposable income is low. Accordingly, a prolonged recession would in all likelihood have an adverse effect on the operations of Breaking Waves and, hence, the Company. Some of Breaking Waves= customers, including large retail department store chains, have recently experienced financial difficulties and have filed for protection under Chapter XI of the federal bankruptcy laws. Breaking Waves is unable to predict what effect, if any, the financial difficulties encountered by such retailers and other customers will have on the Company=s future business. Additionally, Breaking Waves operates in only one segment of the apparel industry, specifically girls swimwear and is, therefore, dependent on the demand for such goods. Decreases in the demand for swimwear products would have a material adverse affect on Breaking Waves= and, hence, the Company=s business.

     (i)  Uncertain  Fashion  Trends;  Inability  to Keep Pace  with  Consumer=s
Changing Preferences. Breaking Waves believes that its success depends in substantial part on its ability to anticipate, gauge, and respond to changing consumer demands and fashion trends in a timely manner. Breaking Waves designs its swimwear lines from January to March each year for delivery of products between November and May of the following year. It anticipates consumer preferences for the following year. There can be no assurance, however, that Breaking Waves will be successful in this regard. If it misjudges the market for any of its products, it may be faced with unsold finished goods, inventory, and/or work in process, which could have an adverse effect on the Company=s operations.

     (j) Reliance Upon Designers; Lack of Employment Agreements. Breaking Waves is dependent upon the personal efforts and abilities of Malcolm Becker and Michael Friedland who design and oversee the production, merchandising, and marketing of its swimwear lines. Breaking Waves has employment agreements with both individuals. Breaking Waves= business could be adversely affected by a loss of the services of either of these individuals. Moreover, Breaking Waves may be unable to replace the services of these individuals in the event their services are no longer available to it, or Breaking Waves may experience delays in finding suitable replacements therefor.

     (k) Dependence on Suppliers. Breaking Waves= swimwear designs are principally sent to a manufacturer, Zone Company, Ltd. (AZCL@), a Korean company which provides the knitting and printing for approximately 65% of the fabrics ordered by the Company. During fiscal 1996 and 1995, ZCL provided approximately 95% of the knitting and printing required by the Company. Once the fabrics are produced, they are shipped to P.T. Kizone International, Inc.(APTKII), an Indonesian company which sews the garments into finished products. PTKII provided 100% of the Company's sewing needs for the six months ended June 30, 1997. During fiscal 1996 and 1995, PTKII provided approximately 91% and 95%, respectively, of Breaking Waves= sewing needs. Although management of Breaking Waves is of the opinion that there are numerous manufacturers of fabrics and companies which provide sewing on similar terms and prices, there can be no assurances that management is correct in such belief. The unavailability of fabrics or the sewing thereof at current price levels could adversely affect the operations of Breaking Waves and, hence, the Company.

     (l) Risks Associated with Concentration of Customers. For the years ended December 31, 1996 and 1995, Breaking Waves had one customer, Dillards Department Stores, which accounted for approximately 16% and 20%, respectively, of total revenues. For the six months ended June 30, 1997, Breaking Waves had two customers, Dillards Department Stores and Wal-Mart Department Stores, which accounted for 14% and 23%, respectively, of revenues. The loss of either customer or any group of customers could have a material adverse affect on Breaking Waves= and, hence, the Company's results of operations.

     (m) Seasonality. Breaking Waves believes that its business may be considered seasonal with a large portion of its revenues and profits being derived between December and June for shipments being made between November and May. Each year from January to November, Breaking Waves engages in the process of designing and manufacturing the following season=s swimwear lines, during which time it incurs the majority of its expenses, and generates limited revenues. There can be no assurances that revenues received during December to June will support Breaking Waves= operations for the rest of the year.

     (n) Competition in Swimwear Industry. Breaking Waves= business is highly competitive, with relatively insignificant barriers to entry and with numerous firms competing for the same customers. Breaking Waves is in direct competition with local, regional, national, and international swimwear manufacturers, many of which have greater resources and more extensive distribution and marketing capabilities than Breaking Waves. Competitive factors include quality, price, style, design, creativity, originality, and service at the wholesale level. In addition, many large retailers have recently commenced sales of Astore brand@ products which compete with those sold by Breaking Waves. Management believes that Breaking Waves= market share is insignificant in the markets in which it sells.

     (o) Protection of Intellectual Property. Breaking Waves relies on common law trademarks for use of its private label swimwear lines. In addition, Breaking Waves has entered into a licensing agreement with Beach Patrol, Inc., to use the trademark ADaffys Waterwear.@ In the event Breaking Waves or Beach Patrol, Inc., breaches the licensing agreement and Breaking Waves is unable to continue to use the Daffy=s label, the loss thereof may adversely affect its operations. Breaking Waves has also filed to register additional trademarks in the United States, which applications are currently pending. There can be no assurance that such additional trademarks will be registered or if registered, that such marks, as well as Breaking Waves= registered mark or marks licensed by Breaking Waves will be adequately protected against infringement. In addition, there can be no assurance that Breaking Waves will not be found to be infringing on another company=s trademark. In the event Breaking Waves finds another party infringing upon its trademark, if registered, or is found by another company to be infringing upon such company=s trademark, there can be no assurances that Breaking Waves will have the financial means to litigate such matters.

General Risks

     (p) Indemnification of Officers and Directors. As permitted under the Delaware General Corporation Law, the Company=s Certificate of Incorporation provides for the indemnification and elimination of the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duties as Directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against Directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company=s Certificate of Incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation.

     (q) Limited Public Market for Securities. At present there is a limited public market for the Company's Securities. There is no assurance that a regular trading market will develop, or that if one does develop, it will be sustained for any period of time. Therefore, purchasers of the Company=s securities may be unable to resell such securities at or near their original offering price or at any price. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans even if a regular trading market develops. The underwriter of the Company's public offering was a dominant influence in the market for the Company's securities until February 1997. In February 1997, Euro-Atlantic=s clearing firm, WS Clearing Corp., ceased operations, which resulted in a freeze of all of the accounts of the Underwriter, including client and firm trading accounts. The Underwriter ceased operations immediately thereafter. The market for the Company's securities has been significantly affected and may continue to be affected by the loss of the Underwriter=s participation. The loss of the Underwriter's market making activities of the Company's securities has decreased significantly the liquidity of an investment in such securities. Since the cessation of operations by the Underwriter, the Company considers the Underwriting Agreement and Underwriter's Warrant Agreement terminated.

     (r) No Dividends and None Anticipated. The Company has not paid any dividends; nor, because of its present financial status and its contemplated financial requirements, does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

     (s) Possible Delisting of Securities from NASDAQ System; Risks of Low Priced Stocks. The Securities and Exchange Commission has approved rules imposing more stringent criteria for listing of the Securities on the Nasdaq SmallCap Stock Market (ANasdaq@). In order to continue to be listed on Nasdaq, the Company would be required to maintain (i) total assets of at least $2,000,000, (ii) total stockholders= equity of $1,000,000, (iii) a minimum bid price of $1.00, (iv) one market maker, (v)

     300  stockholders,  (vi) at least  100,000  shares in the public  float and
(vii) a minimum market value for the public float of $200,000. In the event the Company=s Securities are delisted from Nasdaq, trading, if any, in the Securities would thereafter be conducted in the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company=s Securities. The Company has applied for a listing on Nasdaq of the Securities being offered hereby. Quotation on Nasdaq does not imply that a meaningful, sustained market for the Company=s Securities will develop or if developed, that it will be sustained for any period of time.

     (t) Penny Stock Regulation. Broker-dealer practices in connection with transactions in Apenny stocks@ are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer=s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser=s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company=s securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

     6. Management.

     The following table sets forth, as of February 1, 1997, the management of the Company:

                                            Position with Corporation;
Name                                        Principal Occupation

Harold Rashbaum                             President, CEO, and Director

Robert DiMilia                              Vice President, Secretary and
                                            Director

Alain A. Le Guillou, M.D.                   Director

James B. Frakes                             Director

     The Directors of the Corporation are elected annually by the stockholders, and the Officers of the Corporation are appointed annually by the Board of Directors. Vacancies on the Board of Directors may be filled by the remaining Directors. Each current Director and Officer will hold office until the next Annual Meeting of stockholders or until his successor is elected and qualified.

     Harold Rashbaum has been the President, Chief Executive Officer, and a Director of the Corporation since January 1997. He was elected President and Chief Executive Officer when Robert Melillo, former President and Chief Executive Officer, resigned. From May 1996 to January 1997, Mr. Rashbaum served as Secretary and Treasurer of the Corporation. From May 1996 until its dissolution, Mr. Rashbaum has served as the Secretary, Treasurer, and a Director of D.L. Productions, Inc., the production company for the Dirty Laundry movie. Since February 1996, Mr. Rashbaum has also been the President and a Director of H.B.R. Consultant Sales Corp. (AHBR@), of which his wife is the sole stockholder. Mr. Rashbaum was a consultant to Play Co. Toys & Entertainment Corp. (APlayco@), a wholesaler and retailer of children=s toys, since July 1995. He became Chairman of the Board of Playco in September 1996. Prior thereto, from February 1992 to June 1995, Mr. Rashbaum was a consultant to 47th Street Photo, Inc., an electronics retailer. Mr. Rashbaum held this position at the request of the bankruptcy court during the time 47th Street Photo, Inc. was in Chapter 11.

     Robert DiMilia has been a Director, Vice President, and Secretary of the Corporation since January 10, 1997. Prior thereto, he was a consultant to the Corporation with respect to the production of Dirty Laundry, the Corporation=s first motion picture. From March 1995 to May 1996, Mr. DiMilia was a media and marketing consultant in the film industry working on a variety of projects. From 1991 to 1994, Mr. DiMilia was a Vice President for the Bon Bon Group, a national payroll/accounting entertainment service Corporation.

     Alain A. Le Guillou, M.D. has been a Director of the Corporation since May 1996. Since July 1995, Dr. Guillou has been a doctor of pediatrics at Montefiore Medical Group. From July 1992 to June 1995, Dr. Guillou was a pediatric resident at the University of Minnesota, Gillette Hospital, St. Paul, Minnesota. From July 1991 to June 1992, Dr. Guillou was an intern at Montefiore Medical Center, Bronx, New York. Dr. Guillou is the son-in-law of Harold Rashbaum.

     James B. Frakes was elected as a Director of the Corporation in January 1998. Mr. Frakes was elected Chief Financial Officer of Playco in June 1997 and was appointed as a Director of Playco to fill an existing vacancy in August 1997. Prior thereto, from June 1990 to March 1997, Mr. Frakes was Chief Financial Officer of Urethane Technologies, Inc. (AUTI@) and two of its subsidiaries: Polymer Development Laboratories, Inc. (APDL@) and BMC Acquisition, Inc. These were specialty chemical companies which focused on the polyurethane segment of the plastics industry. Mr. Frakes was also Vice President and a Director of UTI during this period. In March 1997, three unsecured creditors of PDL filed a petition for the involuntary bankruptcy of PDL. This matter is pending before the United States Bankruptcy Court, Central District of California. In 1980, Mr. Frakes obtained a Masters in Business Administration from University of Southern California. He obtained his Bachelor of Arts degree in history from Stanford University from which he graduated with honors in 1978.

Significant Employees

     Dan Stone, 61, Chairman of the Board of Breaking Waves, Inc. from its inception in 1991 until the consummation of the Corporation=s acquisition of Breaking Waves, Inc. in September 1996 (Athe Acquisition@), became a consultant to the Corporation in September 1996. Mr. Stone=s consulting agreement terminates on December 31, 1997. Mr. Stone has been the President and a Director of D. Stone Industries, Inc. and Dan Stone Industries, Inc. since their inceptions in 1981 and 1991, respectively.

     Malcolm Becker, 61, has been the Vice President of design, merchandising, and production of Breaking Waves, Inc. since its inception in 1991.

     Michael Friedland, 59, has been the Vice President of marketing and sales of Breaking Waves, Inc. since its inception in 1991.

     The Corporation has agreed to indemnify its Officers and Directors with respect to certain liabilities including liabilities which may arise under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers, and controlling persons of the Corporation pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a Director, Officer, or controlling person of the Corporation in the successful defense of any such action, suit, or proceeding) is asserted by such Director, Officer, or controlling person of the Corporation in connection with the Securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. The Corporation will be governed by the final adjudication of such issue.

     7. Capitalization; Principal Stockholders. The following shall provide a list of the principal stockholders of the Company prior to this Offering. It does not include the exercise of any options. Assuming the Offering is consummated, there will be 2,322,500 post-reverse split shares outstanding. All numbers reflected herein and in the footnotes hereto have been adjusted to reflect the 1 for 3 reverse split which the Company effected on February 5, 1998:

Name And Address of                                                             Amount and Nature                        Percent of
Beneficial Owner                                                                Of Beneficial Owner                      Class (1)
----------------------                                                          -------------------                      ---------

European Ventures Corp. (2)                                                     1,200,350                                51.7%
P.O. Box 47
Road Town, Tortola, British
Virgin Islands

Harold Rashbaum  (2)                                                               52,500 (3)                            2.3%
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

Alain A. Le Guillou, M.D. (2)                                                   --                                       --
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

Robert DiMilia                                                                     16,667 (4)                            *
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

All Officers and Directors                                                         69,167 (4)                            3.0%
(3 as a Group) (2)-(5)

* Less than 1%

(footnotes from previous page)

     (1) Does not give effect to the issuance of (i) 1,466,667 shares of Common Stock reserved for issuance upon the exercise of the Warrants; (ii) 80,000 shares of Common Stock reserved for issuance upon the exercise of the underwriter's warrants and the Warrants underlying the underwriter's warrants; and (iii) 83,333 shares of Common Stock reserved for issuance under the Corporation's 1995 Senior Management Incentive Plan, except for the 25,000 shares issued thereunder and the 50,000 shares underlying options granted pursuant thereto.

     (2) Harold Rashbaum is the father-in-law of Ilan Arbel, the sole officer and director of EVC.

     (3) Includes (i) 16,667 shares of Common Stock under the Senior Management Incentive Plan, pursuant to a vesting schedule, of which 8,333 shares have vested; (ii) 33,333 shares of Common Stock underlying an option granted under the Corporation=s Senior Management Incentive Plan; and (iii) 2,500 shares issued to H.B.R. Consultants Sales Corp. in September 1996.

     (4) Includes 16,667 shares of Common Stock issuable upon the exercise of an option granted to Robert DiMilia under the Corporation=s Senior Management Incentive Plan.

     (5) Represents all shares purchased in this Offering.

     8. Indemnification. You acknowledge that you understand the meaning and legal consequences of the representations and warranties contained herein, and you hereby agree to indemnify and hold harmless the Company and each incorporator, Officer, Director, employee, agent, and controlling person thereof, past, present, or future, from and against any and all loss, damage, or disability due to or arising out of a breach of any such representation or warranty. ---------------

     9. Transferability. Neither this Agreement, nor any of your interests herein, shall be assignable or transferable by you in whole or in part except by operation of law. ---------------

     10. Commissions. There will be no commissions paid with respect to the sale of the Shares.

     11. Miscellaneous.

     (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed to you at your address set forth on the signature page of this Agreement and to the Corporation at the address set forth below. Notices hand delivered shall be deemed given upon receipt, and notices sent by mail shall be deemed given on the second business day following deposit in the Shared States mail.

     (b) This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to that State's conflicts of laws provisions.

     (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

     (d)  This   Agreement   may  be  executed  in  one  or  more   counterparts
representing, however, one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company.

                                    Very  truly  yours,  HOLLYWOOD  PRODUCTIONS,
                                    INC.

                           By:
                                    Harold Rashbaum
                                    President

     AGREED TO AND ACCEPTED THIS ____ DAY OF 1998.




Number of Shares Subscribed For: _________
Name:
Subscription Paid: $_______
Title:


Stock Certificate to be made out as follows:




(Print name and address)



(Print social security number of Employer Id No.)